UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2008

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to $100 million Term Loan

On January 23, 2008, the Company entered into a Second Amendment to its Credit Agreement (the "Second Amendment") with Bank of America, N.A. and Wells Fargo Bank, National Association, regarding its $100 million term loan (the "Term Loan"). The Second Amendment evidences the Company’s exercise of its option to extend the term of the Term Loan to July 31, 2008.

A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated by reference.

From time to time, the lenders party to the Term Loan and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financial and other services to us for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Second Amendment to Credit Agreement ($100 million term loan) dated January 23, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

January 24, 2008	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement ($100 million term loan) dated January 23, 2008.